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Exhibit 3.31

                        STATE OF DELAWARE
                        SECRETARY OF STATE
                        DIVISION OF CORPORATIONS
                        FILED 09:00 am 03/18/1999
                        991105002 - 3018204

CERTIFICATE OF FORMATION
Of
THE MICROSPRING COMPANY, LLC

        The undersigned, a natural person, for the purposes of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

ARTICLE 1

        The name of the limited liability company is The MicroSpring Company, LLC.

ARTICLE 2

        The address of the registered office of the limited liability company required by section 138-104(1) of the Delaware Limited Liability Company Act is: c/o Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

ARTICLE 3

        The name and the address of the registered agent of the limited liability company required by section 18-104(2) of the Delaware Limited Liability Company Act are: Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

Dated: March 17, 1999.

/s/ Seth Metsch Seth A. Metsch

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  Exhibit 3.31
CERTIFICATE OF FORMATION Of THE MICROSPRING COMPANY, LLC
ARTICLE 1
ARTICLE 2
ARTICLE 3